UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2006

LBI MEDIA HOLDINGS, INC.

LBI MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

California

(State or other jurisdiction of incorporation)

333-110122 333-100330	05-0584918 95-4668901
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue Burbank, California	91504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02.	Results of Operation and Financial Condition

LBI Media, Inc. held a conference call on November 14, 2006 to discuss its financial results for the three and nine months ended September 30, 2006. LBI Media was also available to answer questions during the conference call. The transcript from the conference call is filed as Exhibit 99.1 and is hereby incorporated by reference in its entirety. The information in this Form 8-K and the exhibit attached hereto is being furnished (not filed) under Item 2.02 of Form 8-K.

LBI Media used the terms “Adjusted EBITDA” and “Adjusted EBITDA Margin” in the conference call held on November 14, 2006. Adjusted EBITDA consists of net income (loss) plus cumulative effect of accounting changes, income tax expense (benefit), gain (loss) on sale of property and equipment, gain on sale of investments, net interest expense, impairment of broadcast licenses, depreciation and amortization, and noncash employee compensation. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net revenues. These terms, as defined by LBI Media, may not be comparable to similarly titled measures employed by other companies and are not a measure of performance calculated in accordance with U.S. generally accepted accounting principles, or GAAP.

Management of LBI Media considers these measures an important indicator of its liquidity relating to its operations, as they eliminate the effect of noncash items. Management believes liquidity is an important measure for LBI Media because it reflects its ability to meet its interest payments under its substantial indebtedness and is a measure of the amount of cash available to grow LBI Media through its acquisition strategy. These measures should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with GAAP, such as cash flows from operating activities, operating income, and net income.

LBI Media believes Adjusted EBITDA and Adjusted EBITDA Margin are useful to an investor in evaluating its liquidity and cash flow because:

•	they are widely used in the broadcasting industry to measure a company’s liquidity and cash flow without regard to items such as impairment of broadcast licenses, depreciation and amortization, and noncash employee compensation. The broadcast industry uses liquidity to determine whether a company will be able to cover its capital expenditures and whether a company will be able to acquire additional assets and broadcast licenses if the company has an acquisition strategy. LBI Media believes that, by eliminating the effects of noncash items, Adjusted EBITDA and Adjusted EBITDA Margin provides a meaningful measure of liquidity.

•	they give investors other measures to evaluate and compare the results of LBI Media’s operations from period to period by removing the impact of noncash expense items, such as impairment of broadcast licenses, depreciation and amortization, and noncash employee compensation. By removing the noncash items, they allow investors to better determine whether LBI Media will be able to meet its debt obligations as they become due; and

•	they provide a liquidity measure before the impact of a company’s capital structure by removing net interest expense items.

LBI Media’s management uses Adjusted EBITDA and Adjusted EBITDA Margin:

•	as a measure to assist LBI Media in planning its acquisition strategy;

•	in presentations to LBI Media’s board of directors to enable them to have the same consistent measurement basis of liquidity and cash flow used by management;

•	as a measure for determining LBI Media’s operating budget and our ability to fund working capital; and

•	as a measure for planning and forecasting capital expenditures.

The table set forth below reconciles net cash provided by operating activities, calculated and presented in accordance with U.S. generally accepted accounting principles, to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(unaudited)
	(in thousands)
Net cash provided by operating activities	$4,970	$2,559	$13,764	$12,756
Add:
Income tax expense	78	12	252	27
Interest expense and other income, net	6,362	6,065	18,716	17,652
Less:
Amortization of deferred financing costs	(251)	(199)	(646)	(597)
Offering costs	—	(38)	—	(285)
Provision for doubtful accounts	(272)	(281)	(756)	(726)
Changes in operating assets and liabilities:
Accounts receivable	1,160	1,131	4,413	3,013
Program rights	(198)	(223)	(622)	(376)
Amounts due from related parties	102	201	240	(438)
Prepaid expenses and other current assets	(261)	(54)	(316)	(371)
Employee advances	(115)	230	212	224
Accounts payable and accrued expenses	(429)	(389)	734	808
Accrued interest	3,699	3,816	3,517	3,665
Other assets and liabilities	(157)	32	(218)	(210)

Adjusted EBITDA	$14,688	$12,862	$39,290	$35,142

Adjusted EBITDA Margin	50.8%	49.8%	48.9%	48.3%

The following is a reconciliation of operating income to Adjusted EBITDA for LBI Media’s radio division:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(unaudited)
	(in thousands)
Radio division operating income	$5,695	$7,882	$17,420	$20,622
Noncash employee compensation	126	(351)	240	(844)
Depreciation and amortization	598	580	1,794	1,740
Impairment of broadcast licenses	1,244	—	1,244	—

Radio division Adjusted EBITDA	$7,663	$8,111	$20,698	$21,518

The following is a reconciliation of operating income to Adjusted EBITDA for LBI Media’s television division:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(unaudited)
	(in thousands)
Television division operating income	$5,992	$(1,357)	$13,892	$5,705
Depreciation and amortization	1,033	958	3,100	2,769
Impairment of broadcast license	—	5,150	1,600	5,150

Television division Adjusted EBITDA	$7,025	$4,751	$18,592	$13,624

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Transcript of Conference Call on November 14, 2006 Discussing Financial Results for the Three and Nine Months Ended September 30, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. and LBI Media, Inc. have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on November 20, 2006.

LBI MEDIA HOLDINGS, INC.
LBI MEDIA, INC.

By:	/s/ William S. Keenan
William S. Keenan
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Transcript of Conference Call on November 14, 2006 Discussing Financial Results for the Three and Nine Months Ended September 30, 2006